                                                                    EXHIBIT 12.2

                   GATX FINANCIAL CORPORATION AND SUBSIDIARIES
         COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES (UNAUDITED)
                        (IN MILLIONS, EXCEPT FOR RATIOS)


                                                                     NINE MONTHS ENDED
                                                                       SEPTEMBER 30,
                                                               ----------------------------
                                                                   2003            2002
                                                               ------------    ------------

EARNINGS AVAILABLE FOR FIXED CHARGES:
    Income from continuing operations before
             cumulative effect of accounting change            $       77.5    $       86.4

    Add (deduct):
        Income taxes                                                   45.2            42.4
          Share of affiliates' earnings, net of
          cash dividends received                                     (45.6)          (36.2)
        Interest on indebtedness and amortization of
          debt discount and expense                                   138.1           156.5
        Portion of operating lease expense representative of
          interest factor (deemed to be one-third)                     48.0            46.1
                                                               ------------    ------------

    TOTAL EARNINGS AVAILABLE FOR FIXED CHARGES                 $      263.2    $      295.2
                                                               ============    ============

Fixed charges:
        Interest on indebtedness and amortization of
          debt discount and expense                            $      138.1    $      156.5
        Capitalized interest                                            3.5             9.3
        Portion of operating lease expense representative of
          interest factor (deemed to be one-third)                     48.0            46.1
                                                               ------------    ------------

    TOTAL FIXED CHARGES                                        $      189.6    $      211.9
                                                               ============    ============

Ratio of earnings to fixed charges (a)                                1.39x           1.39x

(a) The ratio of earnings to fixed charges represents the number of times "fixed charges" are covered by "earnings." "Fixed charges" consist of interest on outstanding debt and amortization of debt discount and expense, adjusted for capitalized interest and one-third (the proportion deemed representative of the interest factor) of operating lease expense. "Earnings" consist of consolidated income before income taxes and fixed charges, less share of affiliates' earnings, net of cash dividends received.

                   GATX FINANCIAL CORPORATION AND SUBSIDIARIES
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                        (IN MILLIONS, EXCEPT FOR RATIOS)

                                                                                  YEAR ENDED DECEMBER 31
                                                            ------------------------------------------------------------------
                                                               2002          2001          2000          1999          1998
                                                            ----------    ----------    ----------    ----------    ----------

EARNINGS AVAILABLE FOR FIXED CHARGES:
     Income from continuing operations before
       cumulative effect of accounting change               $     65.0    $     43.4    $     64.9    $    160.0    $    157.8

     Add (deduct):
       Income taxes                                               29.0          13.9          37.8         102.2         103.0
       Share of affiliates' earnings, net of cash
         dividends received                                      (13.1)        (22.5)        (44.0)        (41.7)        (24.4)
       Interest on indebtedness and amortization of
         debt discount and expense                               209.0         249.0         244.8         179.7         176.2
       Portion of operating lease expense representative
         of interest factor (deemed to be one-third)              61.9          61.4          56.3          49.0          44.0
                                                            ----------    ----------    ----------    ----------    ----------

TOTAL EARNINGS AVAILABLE FOR FIXED CHARGES                  $    351.8    $    345.2    $    359.8    $    449.2    $    456.6
                                                            ==========    ==========    ==========    ==========    ==========

FIXED CHARGES:
     Interest on indebtedness and amortization of debt
       discount and expense                                 $    209.0    $    249.0    $    244.8    $    179.7    $    176.2
     Capitalized interest                                         15.8          14.4          10.4           4.3           2.0
     Portion of operating lease expense representative of
       interest factor (deemed to be one-third)                   61.9          61.4          56.3          49.0          44.0
                                                            ----------    ----------    ----------    ----------    ----------

TOTAL FIXED CHARGES                                         $    286.7    $    324.8    $    311.5    $    233.0    $    222.2
                                                            ==========    ==========    ==========    ==========    ==========

Ratio of earnings to fixed charges (a)                           1.23x         1.06x         1.16x         1.93x         2.05x

(a) The ratio of earnings to fixed charges represents the number of times "fixed charges" are covered by "earnings." "Fixed charges" consist of interest on outstanding debt and amortization of debt discount and expense, adjusted for capitalized interest and one-third (the proportion deemed representative of the interest factor) of operating lease expense. "Earnings" consist of consolidated income before income taxes and fixed charges, less share of affiliates' earnings, net of cash dividends received.